                                                                  Exhibit 99.3








                         JOHN DEERE SAVINGS AND INVESTMENT PLAN



                                  FINANCIAL STATEMENTS
                       FOR THE YEARS ENDED OCTOBER 31, 1995 AND 1994
                                          AND
                  SUPPLEMENTAL SCHEDULES FOR THE YEAR ENDED OCTOBER 31, 1995
                                          AND
                              INDEPENDENT AUDITORS' REPORT




                                 * * * * * * * * * * * *

                     JOHN DEERE SAVINGS AND INVESTMENT PLAN




                              TABLE OF CONTENTS


                                                                        Page

                  Independent Auditors' Report.......................      2

                  Financial Statements for the Years Ended
                  October 31, 1995 and 1994:

                    Statements of Net Assets Available for Benefits        3

                    Statements of Changes in Net Assets Available
                      for Benefits....................................     4

                    Notes to Financial Statements.....................     5

                    Supplemental Schedules:...........................    13
                    Item 27a - Schedule of Assets Held for Investment
                               Purposes at October 31, 1995
                    Item 27d - Schedule of Reportable Transactions for
                               the Year Ended October 31, 1995

                   Supplemental Schedules Omitted As Not Applicable:
                   Item 27a - Schedule of Assets Held for Investment
                              Purposes (Investment Assets Which Were
                              Acquired and Disposed of Within the
                              Plan Year)
                   Item 27b - Schedule of Loans or Fixed Income
                              Obligations
                   Item 27c - Schedule of Leases in Default or
                              Classified as Uncollectible
                   Item 27e - Schedule of Nonexempt Transactions

INDEPENDENT AUDITORS' REPORT

Deere & Company:

We have audited the accompanying statements of net assets available for benefits of the John Deere Savings and Investment Plan as of October 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of October 31, 1995 and 1994, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed on page 1 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audits of the basic 1995 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


Deloitte & Touche LLP
Chicago, Illinois

April 22, 1996

                     JOHN DEERE SAVINGS AND INVESTMENT PLAN
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           OCTOBER 31, 1995 AND 1994
                           (IN THOUSANDS OF DOLLARS)

_______________________________________________________________________________

                                                   1995        1994
                                                   ----        ----
ASSETS

Investments - at fair value:
 Deere & Company Common Stock Fund             $  50,482   $  51,645
 Blended Interest Fund                           375,993     297,558
 Fidelity U.S. Equity Index Portfolio            107,569      79,684
 Fidelity Puritan Fund                            50,145      41,000
 Fidelity Intermediate Bond Fund                   2,520       1,511
 Fidelity Magellan Fund                          131,711      88,044
 Fidelity Overseas Equity Fund                    19,543      20,468
 Fidelity Retirement Money Market Portfolio        6,787       4,766
 Fidelity Equity Income Fund                       5,353       2,216
 Fidelity Growth Company Fund                     13,359       2,886
 Fidelity OTC Portfolio                            8,720       2,091
 Fidelity Asset Manager Fund                       8,632       8,343
 Fidelity Asset Manager: Growth Fund              11,693      12,188
 Fidelity Asset Manager: Income Fund               1,643       1,721
 Fidelity U.S. Government Reserve Pool            15,632      27,637
 Loans to participants                            17,700      17,048
                                                 _______     _______
       Total                                     827,482     658,806

Contributions receivable                              29
Due from broker                                      376
                                                 _______     _______
 Total Assets                                    827,887     658,806

LIABILITIES

Due to brokers                                                   366
                                                 _______     _______

Net Assets Available for Benefits               $827,887    $658,440
                                                ========    ========

_______________________________________________________________________________
See Notes to Financial Statements.

                        JOHN DEERE SAVINGS AND INVESTMENT PLAN
               STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                     FOR THE YEARS ENDED OCTOBER 31, 1995 AND 1994
                              (IN THOUSANDS OF DOLLARS)
_______________________________________________________________________________

                                                                   Year Ended        Year Ended
                                                                October 31, 1995  October 31, 1994
                                                                ----------------  ----------------
ADDITIONS
Investment income:
   Dividends                                                        $   8,268       $ 15,187
   Interest                                                            25,507         23,584
                                                                     --------       --------
   Total                                                               33,775         38,771
                                                                     --------       --------

Net appreciation (depreciation) in fair value of investments           67,768         (9,920)
                                                                     --------       --------

Contributions:
  Employee                                                             53,349         45,643
  Employer                                                             26,685         11,159
                                                                     --------       --------
  Total                                                                80,034         56,802
                                                                     --------       --------

  Total                                                               181,577         85,653
                                                                     --------       --------
DEDUCTIONS
Withdrawals                                                            11,921          6,418
Loan cancellations                                                        209            185
                                                                     --------       --------
  Total                                                                12,130          6,603
                                                                     --------       --------

Excess of additions over deductions                                   169,447         79,050

Net Assets Available for Benefits:
   Beginning of year                                                  658,440        579,390
                                                                     --------       --------
   End of year                                                       $827,887       $658,440
                                                                     ========       ========

_______________________________________________________________________________
See Notes to Financial Statements.

                       JOHN DEERE SAVINGS AND INVESTMENT PLAN

                           NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED OCTOBER 31, 1995 AND 1994
_______________________________________________________________________________

(1)   DESCRIPTION OF PLAN

      The following is a general description of the John Deere Savings and Investment Plan (the Plan). This description applies to each of the years for which financial statements are presented. For a more complete description of the Plan's provisions, participants should refer to the Plan agreement.

      GENERAL

      The Plan was established July 1, 1984 by Deere & Company (the Company) for eligible employees of the Company and its subsidiaries. The purpose of the Plan is to encourage those employees to provide for their financial security through regular savings and to assist them through matching contributions from the Company's profits. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Expenses of the Plan are paid by the Company.

      ELIGIBILITY

      Employees are eligible to participate in the Plan if they are salaried employees on the United States payrolls of the Company or its participating subsidiaries.

      CONTRIBUTIONS

      An eligible employee may elect to enter into a written Salary Deferral Agreement (the Agreement) with the Company and agree to accept a reduction in compensation equal to any whole percentage of such compensation per payroll period, not to exceed 15 percent, up to a maximum amount established by the Internal Revenue Service. The maximum amount for the 1995 calendar year was $9,240. Employees may amend or revoke their Agreements as of the first day of any payroll period by completing a form established for that purpose.

      An amendment or revocation becomes effective with the first payroll period of the calendar month following receipt of the form by the administrator of the Plan.

      The Company's matching contributions to the Plan, which are made on a calendar-year basis, are determined by multiplying the participating employee's salary deferrals, up to a maximum of six percent of the employee's earnings, by a percentage determined in accordance with the Plan agreement. This percentage is based on the profitability of the Company in the preceding fiscal year ended October 31. The percentages applicable to the 1995 and 1994 calendar years were 100 percent and 45 percent, respectively.

      Contributions are sent to the Plan Trustee on each payroll period ending date, or the last working day prior to that date if the latter is an unscheduled working day. Contributions are invested by the Trustee in the appropriate funds as soon as practicable following receipt. Monies may be held and invested by the Trustee in short-term investment funds until designated investments have been purchased.

      Each participant's account is credited with contributions by the participant together with earnings allocated daily among participants based on the ratio of their respective account balances as of the preceding day. Participants are immediately vested in their contributions plus allocated earnings and Company matching contributions.

      The salary deferrals and Company contributions are considered tax deferred under sections 401(a) and 401(k) of the Internal Revenue Code.

      FUND ELECTIONS

      Eligible employees enrolled in the Plan may elect to invest a percentage of their contributions, together with the matching contribution by the Company, in one or more funds in multiples of 10 percent.

      A description of the primary investments in each fund follows:

         The Deere & Company Common Stock Fund is invested in common stock of the Company.

         The Blended Interest Fund is invested in investment contracts issued by banks and insurance companies.

         The Fidelity U.S. Equity Index Portfolio is invested in the common stocks of the 500 companies that make up the Standard & Poor's 500 Stock Index.

         The Fidelity Puritan Fund is invested in dividend-paying common stocks and preferred stocks and interest-paying bonds of all types and qualities.

         The Fidelity Intermediate Bond Fund is invested in bonds rated BBB or better with an average maturity of between three and ten years.

         The Fidelity Magellan Fund is invested in a wide range of U.S. and foreign common stocks of all types of companies with growth potential.

         The Fidelity Overseas Equity Fund is invested in securities of companies located in the Americas (other than the U. S.), the Far East and Pacific Basin, and Western Europe.

         The Fidelity Retirement Money Market Portfolio is invested in debt instruments maturing in one year or less, including high-quality commercial paper, certificates of deposit, repurchase agreements and bankers' acceptances.

         The Fidelity Equity Income Fund is invested in income-producing equity securities.

         The Fidelity Growth Company Fund is invested primarily in common stocks and convertibles of emerging growth companies.

         The Fidelity OTC Portfolio is invested primarily in common stocks of smaller companies that are traded in the over-the-counter securities market.

         The Fidelity Asset Manager Fund is invested in stocks, bonds and short-term instruments.

         The Fidelity Asset Manager: Growth Fund is invested in a higher level of income-producing stocks, bonds and short-term instruments.


         The Fidelity Asset Manager: Income Fund is invested in stocks, bonds, short-term instruments and other investments.

     A listing of the funds and the number of participants in each fund a October 31, 1995 and 1994 follows. The number of participants shown below includes both active participants and former employees who have elected deferred distributions.


     NAME OF FUND                                       NUMBER OF PARTICIPANTS
     ------------                                       ----------------------
                                                        1995              1994
                                                        ----              ----
     Deere & Company Common Stock Fund                 4,707             4,252
     Blended Interest Fund                             9,354             9,113
     Fidelity U.S. Equity Index Portfolio              4,310             4,093
     Fidelity Puritan Fund                             3,932             3,239
     Fidelity Intermediate Bond Fund                     480               307
     Fidelity Magellan Fund                            6,379             5,142
     Fidelity Overseas Equity Fund                     2,182             1,881
     Fidelity Retirement Money Market Portfolio          828               534
     Fidelity Equity Income Fund                         812               290
     Fidelity Growth Company Fund                      1,444               453
     Fidelity OTC Portfolio                            1,039               346
     Fidelity Asset Manager Fund                         915               716
     Fidelity Asset Manager: Growth Fund               1,154               966
     Fidelity Asset Manager: Income Fund                 296               174

LOANS

Employees who participate in the Plan are eligible to borrow against the balances in their accounts. Loans must amount to at least $1,000 and are limited to the lesser of $50,000 (reduced by the participant's highest outstanding loan balance during the immediately preceding one year period) or 50 percent of their account balances on the effective dates of the loans, may not exceed 54 months in duration and are disbursed to applicants monthly. Repayment is intended to be made via semi-monthly payroll deductions. Interest is assessed at a rate which is determined after reviewing the published prime interest rate, the 5-year consumers' savings rate and the current yield of the Blended Interest Fund. Loans outstanding at October 31, 1995 have maturities ranging from November 1995 through October 2000 and bear interest at rates ranging from 7 percent to 10 percent per annum. There are no loans in default.

DISTRIBUTIONS

All distributions under the Plan are lump-sum. Distributions are not permitted while the participants are employed by the Company unless a distribution is required to meet legal requirements. Participants who have terminated employment with the Company or retired may elect an immediate distribution or may defer this distribution up to age 70 1/2. The beneficiary of a participant who died may elect a deferred distribution payable not later than five years after the participant's death. Distributions from the Deere & Company Common Stock Fund may be in cash or whole shares and residual cash. Distributions from all of the other funds are in cash.

Effective January 1, 1996, four additional distribution options were made available to participants:

   (a) Level Sum Distribution: A specified dollar amount is distributed monthly.

   (b) Decremental Distribution: A decremental withdrawal is made over a specified period of time.

   (c) Unscheduled, Partial Distribution: Unscheduled amounts are distributed at the discretion of the participant.

   (d) Mandated Distribution After 70 1/2: By April 1 of the year following the year in which the participant turns 70 1/2, the participant must either take a lump sum distribution or begin systematic withdrawals which are actuarially determined.

   ADMINISTRATION

   The Company is Administrator of the Plan. Fidelity Management Trust Company (Fidelity), Boston, Massachusetts, is the Plan Trustee, Investment Manager and Recordkeeper.

(2)   AMENDMENTS

      Effective January 1, 1994, the Plan was amended to allow participants to invest their contributions in six additional investment funds. The new investment options are:

        Fidelity Equity Income Fund         Fidelity Asset Manager Fund
        Fidelity Growth Company Fund        Fidelity Asset Manager: Growth Fund
        Fidelity OTC Portfolio              Fidelity Asset Manager: Income Fund

   Effective March 1, 1994, the one year of service eligibility requirement to participate in the Plan was removed. Employees who desire to participate may do so in the month following employment.

   The Company acquired Homelite, Inc. on August 29, 1994. Prior to that time, Homelite employees participated in the Textron Savings Plan. Effective November 1, 1994, Homelite employees, both salaried and hourly, became eligible to participate in the John Deere Savings and Investment Plan. Special provisions relating to this group of employees are as follows:

   (a) A matching contribution on behalf of each Homelite employee will be determined by multiplying the eligible salary deferral contribution on their behalf for each payroll period in the Plan Year by 50%.

   (b)   The loan provision is available to all eligible Homelite employees:

         (i) Loans to eligible Homelite employees will be made by Fidelity through the Fidelity Loan-by-Phone feature;

         (ii)  No loan shall be made in an amount less than $500.

(3)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The Plan's financial statements have been prepared on the accrual basis. Investments in the Deere & Company Common Stock Fund are stated at fair value based on the closing sales prices reported on recognized securities exchanges on the last business day of the year. The twelve Fidelity mutual funds are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. The fixed rate bank and investment contracts and short-term investment funds are stated at cost plus accrued interest, which approximates fair value. Loans to participants are stated at cost plus accrued interest which approximates fair value.

      Interest on bank and insurance contracts and short-term investment funds is occrued daily and credited to the funds at the end of each month. Dividends are accrued in the Deere & Company Common Stock Fund as of the record date and are reflected as an increase in the fund's net asset value on that day but are reported separately as dividends. Dividends in other funds are recorded on the day that they are declared (which is also the date of record) and are allocated to participants' accounts on that day. Earnings, including unrealized appreciation or depreciation in market value of investments, are allocated daily among participants based on the ratio of their respective account balances as of the close of the preceding day.

(4)  BY FUND DISCLOSURE

     Contributions, withdrawals and loan cancellations, investment income and net appreciation (depreciation) in fair value of investments are provided by fund for the years ended October 31, 1995 and 1994 (in thousands of dollars):

     EMPLOYEE AND EMPLOYER CONTRIBUTIONS:                1995           1994
                                                       --------       --------
     Deere & Company Common Stock Fund                  $ 3,416        $ 1,854
     Blended Interest Fund                               32,663         26,093
     Fidelity U.S. Equity Index Portfolio                 8,575          7,111
     Fidelity Puritan Fund                                7,175          4,827
     Fidelity Intermediate Bond Fund                        502            258
     Fidelity Magellan Fund                              14,924         10,696
     Fidelity Overseas Equity Fund                        3,301          2,102
     Fidelity Retirement Money Market Portfolio           1,332            655
     Fidelity Equity Income Fund                            897            213
     Fidelity Growth Company Fund                         1,764            377
     Fidelity OTC Portfolio                               1,079            205
     Fidelity Asset Manager Fund                          1,648            884
     Fidelity Asset Manager: Growth Fund                  2,396          1,381
     Fidelity Asset Manager: Income Fund                    333            146
     Other                                                   29              0
                                                       --------       --------
         Total contributions                            $80,034        $56,802
                                                       --------       --------
                                                       --------       --------


     WITHDRAWALS AND LOAN CANCELLATIONS:                 1995           1994
                                                       --------       --------
     Deere & Company Common Stock Fund                  $   697        $   353
     Blended Interest Fund                                5,958          3,436
     Fidelity U.S. Equity Index Portfolio                 1,173            722
     Fidelity Puritan Fund                                  720            359
     Fidelity Intermediate Bond Fund                         59              0
     Fidelity Magellan Fund                               1,703            818
     Fidelity Overseas Equity Fund                          278             93
     Fidelity Retirement Money Market Portfolio             576            332
     Fidelity Equity Income Fund                            134             17
     Fidelity Growth Company Fund                            77              1
     Fidelity OTC Portfolio                                  92              1
     Fidelity Asset Manager Fund                             85            145
     Fidelity Asset Manager: Growth Fund                    239             79
     Fidelity Asset Manager: Income Fund                    130             62
     Loan Fund                                              209            185
                                                       --------       --------
         Total withdrawals and loan cancellations       $12,130        $ 6,603
                                                       --------       --------
                                                       --------       --------

     INVESTMENT INCOME:                                  1995           1994
                                                       --------       --------
     Deere & Company Common Stock Fund                  $ 1,605        $   453
     Blended Interest Fund                               24,895         23,011
     Fidelity U.S. Equity Index Portfolio                 2,509          3,168
     Fidelity Puritan Fund                                2,079          3,505
     Fidelity Intermediate Bond Fund                        127            115
     Fidelity Magellan Fund                                 641          7,785
     Fidelity Overseas Equity Fund                          351            210
     Fidelity Retirement Money Market Portfolio             348            181
     Fidelity Equity Income Fund                            209             72
     Fidelity Growth Company Fund                           119              6
     Fidelity OTC Portfolio                                 174              3
     Fidelity Asset Manager Fund                            322            189
     Fidelity Asset Manager: Growth Fund                    327             19
     Fidelity Asset Manager: Income Fund                     69             54
                                                       --------       --------
         Total investment income                        $33,775        $38,771
                                                       --------       --------
                                                       --------       --------


     NET APPRECIATION (DEPRECIATION) IN
     FAIR VALUE OF INVESTMENTS:                          1995          1994
                                                       --------      --------
     Deere & Company Common Stock Fund                  $14,684       $(2,300)
     Blended Interest Fund                                    0             0
     Fixed Interest Fund                                      0            17
     Fidelity U.S. Equity Index Portfolio                19,065          (268)
     Fidelity Puritan Fund                                2,942         1,526)
     Fidelity Intermediate Bond Fund                         78          (150)
     Fidelity Magellan Fund                              27,052        (5,816)
     Fidelity Overseas Equity Fund                         (441)        1,021
     Fidelity Retirement Money Market Portfolio               0             0
     Fidelity Equity Income Fund                            405           (28)
     Fidelity Growth Company Fund                         1,806            29
     Fidelity OTC Portfolio                               1,113             1
     Fidelity Asset Manager Fund                            425          (505)
     Fidelity Asset Manager: Growth Fund                    537          (327)
     Fidelity Asset Manager: Income Fund                    102           (68)
                                                       --------       --------
         Net appreciation (depreciation) in
           fair value of investments                    $67,768        $(9,920)
                                                       --------       --------
                                                       --------       --------

(5)   BENEFITS PAYABLE TO TERMINATED EMPLOYEES

      Benefits payable to terminated employees included in net assets available for benefits at October 31, 1995 and 1994 were $1,185,144 and $1,906,529, respectively.

(6)   TAX STATUS

      The Internal Revenue Service has issued a determination letter dated March 10, 1987 indicating that the Plan is qualified under the Internal Revenue Code. The Plan has been amended since receiving this determination letter. The Plan's management believes the Plan is currently designed and being operated in accordance with applicable rules and regulations of the Internal Revenue Code and, thus, is exempt from federal income taxes.

      Employees participating in the Plan are subject to federal income taxes on the balances in their accounts for the calendar year in which distributions are made by the Trustee.

(7)   PLAN TERMINATION

      Although it has not expressed any intention to do so, the Company has the right to discontinue contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA. In the event of termination of the Plan, account balances would be distributed to participants.

                                SUPPLEMENTAL SCHEDULES

                        JOHN DEERE SAVINGS AND INVESTMENT PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT OCTOBER 31, 1995

                                                                         (000's Omitted)
                                                                        ------------------
                                                          Shares/                Current
                                                           Units        Cost      Value
                                                         ---------   ---------   ---------
Deere & Company Common Stock Fund                          564,828   $  44,390    $ 50,482
                                                                     ---------   ---------

Blended Interest Fund
           Fixed rate bank and investment
           contracts with:

           Confederation Life Insurance Company
           at 9.10%, Maturing on December 31, 1994           8,577       8,577       8,577

           Aetna Life Insurance Company at 7.37%,
           Maturing 50% on February 1, 1996
           and 50% on April 1, 1996                         22,623      22,623      22,623

           Peoples Security Life at 8.60%,
           Maturing 50% on March 1, 1996
           and 50% on May 1, 1996                           20,727      20,727      20,727

           Sun Life of Canada at 7.62%,
           Maturing 50% on June 1, 1996
           and 50% on September 1, 1996                     24,098      24,098      24,098

           Sun Life of Canada at 8.70%,
           Maturing 50% on June 1, 1996
           and 50% on July 1, 1996                          10,659      10,659      10,659

           Hartford Life Insurance Company
           at 8.45%, Maturing  on December 31,
           1995                                              8,272       8,272       8,272

           Provident National Assurance Company
           at 7.10%, Maturing 50% on October 1,
           1996 and 50% on November 1, 1996                  6,466       6,466       6,466

           Prudential Insurance Company of
           America at 7.61%, Maturing on
           February 1, 1997                                 10,392      10,392      10,392

           Lincoln National Life Insurance Company
           at 6.34%, Maturing 50% on March 1,
           1997 and 50% on May 1, 1997                       9,720       9,720       9,720

                                                                         (000's Omitted)
                                                                        ------------------
                                                          Shares/                Current
                                                           Units        Cost      Value
                                                         ---------   ---------   ---------

          Bankers Trust Company at 5.29%,
          Maturing on June 25, 1996                         8,096       8,096       8,096

           CIGNA at 7.91%, Open maturity                   16,407      16,407      16,407

           Confederation Life Insurance Company
           at 2.00%, Maturing December 31, 1997             5,309       5,309       5,309

           Sun Life of Canada at 6.07%, Maturing
           September 1, 1997                                5,863       5,863       5,863

           Lincoln National Life Insurance Company
           at 6.17%, Maturing 50% on September 1,
           1997 and 50% on December 31, 1997                9,397       9,397       9,397

           Pacific Mutual Life Insurance Company
           at 5.67%, Maturing 50% on June 1, 1997
           and 50% on October 31, 1997                      8,450       8,450       8,450

           Bankers Trust Company at 5.43%,
           Maturing January 15, 1998                       10,203      10,203      10,203

           Lincoln National Life Insurance
           Company at 5.17%, Maturing 50% on
           January 2, 1997 and 50% on July 2, 1997          5,077       5,077       5,077

           Sun Life Insurance of America at 5.37%,
           Maturing 50% on January 1, 1997 and
           50% on February 1, 1998                         11,154      11,154      11,154

           Prudential Life Insurance Company of
           America at 5.26%, Maturing 50% on
           June 30, 1998 and 50% on September 30,
           1998                                             7,754       7,754       7,754

           Sun Life Insurance of America at 6.95%,
           Maturing December 31, 1998                       7,778       7,778       7,778

           Bankers Trust Company at 7.55%,
           with principal payouts beginning
           February 15, 1995                               11,589      11,589      11,589

           AIG Life MBS at 6.13%, with monthly
           principal and interest payouts from
           November 15, 1998 through March 15,
           2001                                             9,796       9,796       9,796

                                                                         (000's Omitted)
                                                                        ------------------
                                                          Shares/                Current
                                                           Units        Cost      Value
                                                         ---------   ---------   ---------

           AIG Life MBS at 6.13%, with quarterly
           principal and interest payouts from
           Febbruary 1, 1996 through May 1, 2000           10,105      10,105      10,105

           CDC Capital Inc. BIC at 6.10%, Maturing
           33 1/3 % on March 31, 1999, 33 1/3 % on
           June 30, 1999 and 33 1/3 on September 30,
           1999                                            10,218      10,218      10,218

           Deutsche Bank ABS at 6.48% with monthly
           principal and interest payouts from December
           15, 1999 through November 15, 2000               9,681       9,681       9,681

           Deutsche Bank MBS at 6.49% with monthly
           principal and interest payouts from
           February 25, 1999 through September 25, 2000     7,276       7,276       7,276

           J. P. Morgan ABS at 7.19% with semi-annual
           payouts on January 15 and July 15 through
           July 15, 1999                                    9,981       9,981       9,981

           J. P. Morgan MBS at 6.09% with monthly
           principal and interest payouts from June 15,
           1998 through August 15, 2001                     9,275       9,275       9,275

           J. P. Morgan MBS at 6.23% with monthly
           principal and interest payouts from November
           25, 1998 through November 25, 2000               9,735       9,735       9,735

           New York Life Insurance Company at
           8.10%, Maturing 50% on November 1, 1999
           and 50% on December 31, 1999                    10,808      10,808      10,808

           Peoples Security Life ABS at 7.86% with
           monthly principal and interest payouts from
           September 15, 1998 through August 15,
           2000                                             9,774       9,774       9,774

           Peoples Security Life ABS at 6.60% with
           monthly principal and interest payouts from
           July 4, 1996 through December 4, 1996            6,545       6,545       6,545

           Peoples Security Life ABS at 7.22% with
           semi-annual interest payouts on January 7
           and July 7 through July 7, 1998                 10,660      10,660      10,660

                                                                         (000's Omitted)
                                                                        ------------------
                                                          Shares/                Current
                                                           Units        Cost      Value
                                                         ---------   ---------   ---------

          Peoples Security Life ABS at 7.21% with
          semi-annual interest payouts  on January 7
          and July 7 through July 7, 1998                   4,261        4,261       4,261

           Peoples Security Life MBS at 8.12% with
           monthly interest payouts through January 15,
           1999 and principal and interest payouts from
           February 15, 1999 through July 15, 2001          9,285        9,285       9,285

           Rabo Bank ABS at 6.50% with semi-annual
           interest payouts on February 15 and August
           15 through August 15, 2000                      10,142       10,142      10,142

           Rabo Bank MBS at 6.31% with monthly
           principal and interest payouts from November
           15, 1998 through May 15, 2000                    9,840        9,840       9,840
                                                                     ---------   ---------
           Total                                                       375,993     375,993
                                                                     ---------   ---------


Fidelity U. S. Equity Index Portfolio                   5,012,510       89,238     107,569
                                                                     ---------   ---------

Fidelity Puritan Fund                                   3,037,225       47,429      50,145
                                                                     ---------   ---------

Fidelity Intermediate Bond Fund                           244,876        2,451       2,520
                                                                     ---------   ---------

Fidelity Magellan Fund                                  1,463,623      108,035     131,711
                                                                     ---------   ---------

Fidelity Overseas Equity Fund                             683,789       19,509      19,543
                                                                     ---------   ---------

Fidelity Retirement Money Market Portfolio              6,787,274        6,787       6,787
                                                                     ---------   ---------

Fidelity Equity Income Fund                               146,785        4,987       5,353
                                                                     ---------   ---------

Fidelity Growth Company Fund                              354,720       11,843      13,359
                                                                     ---------   ---------

Fidelity OTC Portfolio                                    279,680        8,030       8,720
                                                                     ---------   ---------

Fidelity Asset Manager Fund                               559,812        8,172       8,632
                                                                     ---------   ---------

Fidelity Asset Manager: Growth Fund                       795,448       10,978      11,693
                                                                     ---------   ---------

Fidelity Asset Manager: Income Fund                       143,787        1,550       1,643
                                                                     ---------   ---------

Fidelity U.S. Government Reserve Pool                  15,632,253       15,632      15,632
                                                                     ---------   ---------


                                                                         (000's Omitted)
                                                                        ------------------
                                                          Shares/                Current
                                                           Units        Cost      Value
                                                         ---------   ---------   ---------


Loans to participants at 7% to 10%,
Maturing November 1995 through
October 2000                                                            17,700      17,700
                                                                     ---------   ---------
Total investments                                                     $772,724    $827,482
                                                                     ---------   ---------

The trustee maintains shares for the fixed rate bank and investment contracts at one dollar per share. For report presentation, shares for fixed rate contracts have been rounded to thousands.

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS FOR THE YEAR ENDED OCTOBER 31,
           1995

Transaction By Fund             Total             Total           Number Of     Number         Realized
   Or Carrier                Purchases            Sales           Purchases    Of Sales       Gain(Loss)
- -------------------          ---------            -----           ---------    --------       ----------
Deere & Company
Common Stock Fund            $ 84,092,966       $99,379,495           379        271            7,941,365

Blended Interest Fund         179,355,362       112,745,527           360        279

Fidelity Magellan Fund         46,188,812        29,573,046           385        289            2,520,851


There have been no transactions with the same person involving property other than securities and no transactions with respect to securities with a person.